                                                               EXHIBIT 4.5

                                 AMENDED AND RESTATED

                               SHAREHOLDERS' AGREEMENT


    This Amended and Restated Shareholders' Agreement (this "Agreement") dated as of the 23rd day of September, 1993, by and among Delta Beverage Group, Inc. (the "Company" or the "Corporation") and the parties set forth on Schedule I attached hereto (the "Shareholders").


                                     WITNESSETH:

    WHEREAS, the Company intends to (i) issue shares of its newly designated Preferred Stock (Series AA) (the "Series AA Stock") pursuant to a stock exchange agreement between the Company and various holders of the Company's subordinated debt, (ii) exchange the outstanding shares of Convertible Preferred Stock (Series A) and Convertible Preferred Stock (Series C) for Non-voting Common Stock and (iii) exchange the outstanding Convertible Preferred Stock (Series B) for Common Stock, all as more fully set forth in the Company's Plan of Recapitalization dated as of September 23, 1993; and

    WHEREAS, certain of the Shareholders and the Company are parties to the Shareholders' Agreement dated as of March 8, 1988, as amended by the First Amendment to Shareholders' Agreement dated as of July 19, 1990 (the "Shareholders' Agreement"); and

    WHEREAS, the parties to the Shareholders' Agreement desire to amend the Shareholders' Agreement to include the Non-voting Common Stock and Series AA stock and the holders thereof desire to become parties to the Agreement; and

    WHEREAS, each of the parties hereto desires to grant certain rights and options with respect to the Common Stock, Non-voting Common Stock and Series AA Stock, to provide reasonable restrictions upon the transfer of the Common Stock and Non-voting Common Stock, and to agree to vote its shares in accordance with the provisions of this Agreement.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

    1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

    1.1. "AFFILIATE" shall mean, with respect to any specified person, (i) a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, (ii) any corporation or organization of which a specified person is, directly or indirectly, the beneficial owner of 50% or more of any class of securities having general voting powers, (iii) any trust or foundation in which a

                                    Page 1                      Exhibit 4.5
specified person has a substantial beneficial interest or as to which a specified person serves as a trustee or in any similar fiduciary capacity and retains voting powers of securities held in the trust or foundation, and (iv) as to any specified natural person, that person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law. MEI Diversified Inc. and any successor shall not be considered an Affiliate of any person for purposes of this Agreement.

    1.2. "COMMISSION" shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

    1.3. "COMMON STOCK" shall mean and include the Corporation's presently authorized Voting Common Stock, $.01 par value per share, and any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, but shall not include the Corporation's Non-voting Common Stock.

    1.4. "COMMON STOCKHOLDER" shall mean a holder of the Corporation's Common Stock.

    1.5. "CONVERSION STOCK" shall mean the Common Stock of the Corporation into which the Non-voting Common Stock is convertible or has been converted and all shares of Common Stock of the Corporation issued in exchange or substitution therefor.

    1.6. "NON-VOTING COMMON STOCK" shall mean the Corporation's presently authorized Non-voting Common Stock, $.01 par value per share.

    1.7. "OUTSTANDING" when used with reference to Common Stock shall mean, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owed or held by or for the account of the Corporation, and shall include any certificates representing fractional interests in shares of Common Stock.

    1.8. "PERSON" or "PERSON" shall mean an individual, a corporation, partnership, a sole proprietorship, a trust, an unincorporated organization, an association or a government or any instrumentality, department, agency or political subdivision thereof.

    1.9. "PUBLIC COMPANY" shall mean any corporation or other entity having a class of securities subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

    1.10. "PUBLIC MARKET" shall mean, with respect to the Common Stock, that shares of such stock are (i) listed or admitted to unlisted trading privileges on the New York Stock Exchange, Inc., (ii) listed or admitted to unlisted trading privileges on another securities exchange, or (iii) traded in the over-the-counter market as reported by NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

                                    Page 2                      Exhibit 4.5

    1.11. "SECURITIES ACT" shall mean the Securities Act of 1933, or any similar or successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

    1.12. "STOCK" shall mean collectively the Common Stock, Non-voting Common Stock and the Series AA Stock.

    2.   RESTRICTIONS ON TRANSFER.

    2.1. RESTRICTION. The Company and each holder of Common Stock and each holder of Non-voting Common Stock (at such time as it may hold Common Stock) agrees that neither (i) any Common Stock, (ii) the ultimate beneficial ownership ("Ultimate Economic Interests") of any Common Stock (provided such ultimate beneficial ownership shall not include stock ownership in any Public Company which is a Public Company at the date of this Agreement), nor (iii) any of the franchise rights relating to the Pepsi-Cola soft drink business of the Company (including the capital stock of any of its subsidiaries holding such franchise rights ("Franchise Rights") may be sold or otherwise transferred, directly or indirectly, by the owners thereof (the "Owners") except pursuant to the terms hereof. No Owner shall make any sale of less than its entire interest in the Common Stock or the Franchise Rights. The Common Stock, the Ultimate Economic Interests, and such Franchise Rights are referred to herein as "Property."

    2.2. GRANT OF RIGHT TO PURCHASE. In the event that an Owner desires to sell any Property, the Owner shall, except in those cases specified below, grant Equity Beverage, Inc. ("PepsiCo Sub") the right to purchase the Common Stock or Franchise Rights of such Owner (if such Property is Common Stock or Franchise Rights) or the Common Stock beneficially owned by such Owner (if such Property is Ultimate Economic Interests) at the purchase price ("Purchase Price") specified herein. The provisions of this Section 2.2 shall not apply to the Series AA Stock or the Non-voting Common Stock, but shall apply to the Common Stock into which the Non-voting Common Stock is converted.

    2.3. PURCHASE PRICE. The Purchase Price for purposes of this Section 2 shall be the higher of (i) the price negotiated between PepsiCo Sub and such Owner, or (ii) the valuation amount ("Valuation Amount") as hereinafter provided in Section 2.5. The Purchase Price of the Common Stock shall be determined on a per share of Common Stock (fully diluted) basis, which determination shall, in the case of a valuation, be based on the fair market value of the Company as a whole and not on the value of the interest sold.

    2.4. NOTICE OF INTENT TO TRANSFER. Such Owner shall give PepsiCo Sub notice ("Notice") of such Owner's desire to sell such Property (except in cases provided below where such Property may be sold without restriction). PepsiCo Sub shall have 15 days after receipt of said Notice to exercise its purchase right herein granted. In the event PepsiCo Sub exercises its right, the Owner and PepsiCo Sub shall use their best efforts to establish the Purchase Price through Negotiations.

                                    Page 3                      Exhibit 4.5

    2.5. VALUATION FOR PURPOSES OF SECTION 2. In the event that the Owner and PepsiCo Sub are unable to agree on a negotiated Purchase Price within 30 days after receipt of the Notice, PepsiCo Sub may elect not to proceed with the purchase of the Property. If it does proceed, the Purchase Price shall be the amount determined pursuant to the procedures specified in this Section 2.5. The Valuation Amount shall be determined by two nationally recognized independent investment or merchant banks, one of which shall be selected by PepsiCo Sub and the other selected by the Owner. Each such investment or merchant bank shall, within 30 days of being requested to do so, determine the fair market value of the Company or Franchise Rights, as the case may be, and the Valuation Amount shall be the average of the two determinations. If, within five days of such determination, either the Owner or PepsiCo Sub disagrees with such Valuation Amount, the Owner and PepsiCo Sub forthwith shall cause such two investment or merchant banks to select a third nationally recognized independent investment or merchant bank which, within 30 days of being requested to do so, shall make its own determination of fair market value of the Company or Franchise Rights, as the case may be. The Valuation Amount shall then be the average of the fair market value determination of the third investment or merchant bank and that one of the two fair market determinations of the other investment or merchant banks which is the nearer in amount to the fair market value determination of the third investment or merchant bank. PepsiCo Sub shall pay the fees and expenses of the investment or merchant banks rendering opinions as to the Valuation Amount. PepsiCo Sub shall be entitled to specific performance of the provisions of this Agreement. Within ten days after determination of the Valuation Amount, PepsiCo Sub may, by written notice to Owner, elect not to proceed with the purchase of the Property. Within ten days after determination of the Valuation Amount, the Owner may, by written notice to PepsiCo Sub, rescind its offer to sell the Property to PepsiCo Sub, whereupon Owner shall have no obligation to sell, and PepsiCo Sub shall have no obligation to purchase the Property; PROVIDED, HOWEVER, that if the Owner thus rescinds its offer to sell the Property, the Owner shall pay the fees and expenses of the investment or merchant banks rendering the opinions as to the Valuation Amount. The preceding sentence shall in no way affect Owner's obligation to offer the Common Stock to PepsiCo Sub pursuant to Section 2.2 in the event Owner desires to sell any Property after the date of Owner's rescission of its offer to sell.

    2.6. PERMITTED TRANSFERS. The provisions of Section 2.1 through 2.5 of this Agreement shall not apply to any of the following transfers ("Unrestricted Transfer"):

    (a) Any sale or transfer by an Owner of Property to any Affiliate of Pohlad Companies, a Minnesota corporation controlled by James O. Pohlad, Robert
C. Pohlad and William M. Pohlad.

    (b)  Any transfer by an Owner of Property to any Affiliate of such Owner.

    (c) Any transfer by Jacobs Industries, Inc., an original purchaser of Common Stock, of any or all of its shares of Common Stock to any of the following: Daniel Lindsay, Gerald Schwalbach.

         Any Unrestricted Transfer may be without compliance with the restrictions set forth in this Agreement; PROVIDED, HOWEVER, that any Stock sold or transferred in an

                                    Page 4                      Exhibit 4.5

Unrestricted Transfer shall be made subject to the restrictions set forth in this Agreement and any transferee, as a condition of the transfer, shall agree to be subject to the terms of this Agreement.

    2.7. BOTTLING APPOINTMENT RESTRICTIONS. The restrictions on transfer contained in Section 2.1 of this Agreement are in addition to any similar restrictions on transfer contained in the bottling appointments relating to the Pepsi-Cola soft drink business of the Company. The parties hereto understand that any public offering of any of the outstanding shares of Stock (by the Company or any holder) shall constitute a violation of the Company's bottling appointments issued by PepsiCo, Inc. unless consented to by PepsiCo, Inc.

    3.   VOTING AGREEMENT.

    3.1. AGREEMENT TO VOTE FOR CERTAIN NOMINEES AS DIRECTORS. For a period of ten years from the date of this Agreement, each party hereto agrees as follows:

    (a) To vote all shares of Common Stock owned by it (i) for the election of one director named by PepsiCo, Inc., (ii) for the election of one director named by Arbeit & Co., and (iii) for the election of two directors named by the written direction of the holders of at least 60% of the outstanding shares of the Non-voting Common Stock (excluding for purposes of such direction and for purposes of determining the outstanding shares any holder of Non-voting Common Stock to the extent such holder determines that it is not, by reason of the Bank Holding Company Act and regulations thereunder, permitted to make such direction).

    (b) In the event any person ceases to be a director for any reason before his or her term expires (a "withdrawing director"), to vote in favor of another person as a director named by the person or group described in clause (a) above which originally named the withdrawing director to be a director.

    (c) To use its best efforts to elect or cause to be elected all persons named in accordance with the foregoing procedure; PROVIDED, HOWEVER, that the right of each person, group, or entity listed in clause (a) above to name a director shall cease if such person, group or entity does not own any Stock on the record date of the shareholders' meeting at which directors are to be elected or, if such election is to be otherwise than at a shareholders' meeting, at the time of such naming.

    3.2. PROCEDURE REGARDING NOMINEES.  The Agreement set forth in Section
3.1 above of each of the parties to vote its shares of Common Stock in favor of the nominees named pursuant to the provisions of Section 3.1(a) or 3.1(b) shall be subject to the limitations and procedures set forth in this Section 3.2.

    (a) PepsiCo, Inc. and Arbeit & Co. may each select one nominee, and the holders of at least 60% of the shares of the outstanding Non-voting Common Stock may collectively select two nominees, for submission to a committee of the Board of Directors of the Company which shall consist of all directors not nominated by PepsiCo, Inc., Arbeit & Co., and the holders of the Non-voting Common Stock (the "Committee").

                                    Page 5                      Exhibit 4.5

    (b) The Committee shall then determine whether the nominees thus submitted are reasonably satisfactory to the Committee to serve as members of the Board of Directors of the Company. The Committee shall notify the nominating corporation or group in the event that the Committee determines that any nominee submitted by such corporation or group is not reasonably satisfactory to the Committee.
In such event, the corporation or group making the rejected nomination may submit another nominee for consideration by the Committee. If the Committee determines that the second nominee is also not reasonably satisfactory to the Committee, the Committee shall notify the corporation or group making such nomination. Thereafter, the corporation or group whose nominees have been determined not to be satisfactory to the Committee may submit a third nominee for consideration by the Committee and the Committee shall select one of the three nominees of such corporation or group.

    (c) After the Committee has determined that the nominees are reasonably satisfactory to the Committee, the Committee shall include such nominees, together with other nominees selected by the Committee, for election by the holders of the Common Stock as directors of the Company at the next annual meeting of stockholders of the Company.

    4. LEGEND. The following legend shall be noted on all certificates representing shares of Common Stock and Non-voting Common Stock hereafter issued which are subject to the terms of this Agreement:

    "The shares represented by this certificate are subject to certain substantial restrictions on transfer and voting, as provided in an agreement dated as of September 15, 1993, among the holders of the capital stock of the corporation, a copy of which agreement is on file with the Secretary of the corporation."

    5. AVAILABILITY OF EQUITABLE REMEDIES. The parties hereto agree and acknowledge that a breach of the provisions of this Agreement could not be adequately compensated by money damages. Accordingly, each party hereto shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or any threatened breach and to specific performance of any such provision of this Agreement, and in either case, no bond or other security shall be required in connection therewith, and the parties hereto hereby consent to such injunction and to the ordering of specific performance.

    6.   POHLAD COMPANIES CORPORATE OPPORTUNITIES.

    (a) Pohlad Companies, a Minnesota corporation, covenants and agrees that for a period of ten years from the date hereof, any soft drink opportunities available to Pohlad Companies and its Affiliates within the states set forth on
Schedule II hereto, will be first offered to the Company and that the Company may in its sole discretion elect to pursue such opportunities. For purposes of this Section 6, "soft drink opportunity" means any business opportunity to bottle or distribute brand name soft drinks or carbonated water pursuant to a franchise or similar agreement providing an exclusive territory with respect to the distribution and sale of such brand name soft drinks.

                                    Page 6                      Exhibit 4.5

    (b) Pohlad Companies shall provide written notice of the terms and conditions of such opportunity to the Company. If the Company elects to pursue such opportunity, it shall provide written notice of such election to Pohlad Companies within 15 days of the notice of the opportunity given to the Company by Pohlad Companies. If the Company fails to provide timely written notice to Pohlad Companies of its election to pursue such opportunity or fails to enter into a definitive agreement with respect to such business opportunity within 120 days after the date of the original notice to the Company by Pohlad Companies of the availability of such business opportunity, Pohlad Companies or any of its Affiliates may pursue such business opportunity for its or their own account and without any obligation whatsoever to the Company.

    7.   REGISTRATION RIGHTS.

    7.1. REGISTRATION ON REQUEST.

    (a) REQUEST BY HOLDERS OF CONVERSION STOCK. At any time after the Company has sold in a public offering shares of Common Stock registered under the Securities Act, upon the written request of the holders of more than 50% of the shares of Non-voting Common Stock requesting that the Company effect the registration under the Securities Act of all or part of the Conversion Stock into which their shares may be converted and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other holders of Non-voting Common Stock and thereupon will, as soon as practicable but in no event later than 120 days after such request, effect the registration under the Securities Act of:

         (i) the shares of Conversion Stock which the Company has been so requested to register; and

         (ii) all other shares of Conversion Stock which the Company has been requested to register by any other holder of shares of Non-voting Common Stock by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Conversion Stock), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares of Conversion Stock to be so registered. The Company shall be obligated to effect only one registration upon request of the holders of Non-voting Common Stock pursuant to this
    Section 7.1.

    (b) REGISTRATION STATEMENT FORM. The registration requested pursuant to this Section 7.1 shall be effected by the filing of a registration statement on Form S-1 or such other form as may be available, in the sole discretion of the Company.

    (c) EXPENSES. The Company will pay all registration expenses in connection with registration requested pursuant to this Section 7.1.

    (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 7.1 will not be deemed to have been effected unless it has been declared effective

                                    Page 7                      Exhibit 4.5
by the Commission; PROVIDED, HOWEVER, that if, after it has become effective, the offering of Stock pursuant to such registration is interrupted by any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency or any court prevents or otherwise limits the sale of Stock of the Company pursuant to the registration, such registration shall be deemed not have been effected. If
(i) a registration requested pursuant to this Section 7.1 is deemed not to have been effected or (ii) the registration requested pursuant to this
Section 7.1 did not remain effective for a period of at least 120 days and less than all the registered shares were sold, then the Company shall remain obligated to effect one registration pursuant to this Section 7.1, unless the registration did not become effective or remain effective solely as a result of bad faith actions of the holders of Non-voting Common Stock requesting registration.

    (e) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 7.1 involves an underwritten offering, the Company shall have the right to approve the selection of the managing underwriter designated by the holders of more than 50% of the shares of Non-voting Common Stock, which approval shall not be unreasonably withheld.

    (f) PRIORITY IN REQUESTED REGISTRATION. If a requested registration pursuant to this Section 7.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration by all selling shareholders exceeds the number which can be sold in an orderly manner in such offering, the number of shares of Conversion Stock and any other shares of Common Stock held by selling shareholders to be included in such registration shall be allocated in a PRO RATA basis among all such selling shareholders on the basis of the relative number of shares of Common Stock or Conversion Stock requested to be registered by each such selling shareholder.

    7.2. INCIDENTAL REGISTRATION. (a) RIGHT TO INCLUDE STOCK. If the Company at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, it will each such time give prompt written notice, which shall be in any event at least 20 days written notice prior to filing the registration statement, to all holders of Conversion Stock, of its intention to do so and of such holders' rights under this Section 7.2; PROVIDED, HOWEVER, that the Company shall not be required to give such notice or to include shares of Stock in a registration statement pursuant to this Section 7 if the proposed registration statement relates solely to (x) securities to be offered to employees pursuant to a stock option, stock savings or other employee benefit plan, (y) securities proposed to be issued in exchange for securities or assets of, or in conjunction with a merger or consolidation with, another corporation, or (z) securities to be offered by the Company only to a class or series of its then existing security holders. Upon the written request of any holder of Non-voting Common Stock or Conversion Stock made within ten business days after the receipt of notice pursuant to this Section 7.2 (which request shall specify the intended number of shares of Conversion Stock to be registered), the Company will effect the registration under the Securities Act of all shares of Conversion Stock which the Company has been so requested to register, provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company must give written

                                    Page 8                      Exhibit 4.5
notice of such determination to each holder of shares of Stock, and, thereupon, shall be relieved of its obligation to register any Stock in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and (ii) if a registration requested pursuant to this Section 7.2 shall involve an underwritten public offering, any holder of shares of Conversion Stock requesting that shares of Stock be included in such registration may elect, in writing at least 30 days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

    (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 7.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration by all selling shareholders exceeds the number which can be sold in an orderly manner in such offering, the number of shares of Conversion Stock and any other shares of Common Stock held by selling shareholders to be included in such registration shall be allocated on a PRO RATA basis among all such selling shareholders on the basis of the relative number of shares of Common Stock or Conversion Stock requested to be registered by each such selling shareholder.

    (c) EXPENSES. The Company will pay all registration expenses in connection with the registration of shares of Conversion Stock requested pursuant to this Section 7.2; PROVIDED, HOWEVER, that the Company shall not be obligated to pay registration expenses in connection with more than two registrations of Conversion Stock requested pursuant to Section 7.2 (not including any registrations in which the Company determined not to register Conversion Stock). The Company shall not have fulfilled its obligation to pay registration expenses in connection with a registration requested pursuant to Section 7.2 if (i) the registration did not become effective or
(ii) the registration did not remain effective for a period of at least 120 days and less than all of the registered shares were sold, unless the registration did not become effective or remain effective solely as a result of bad faith actions of the holders of shares of Non-voting Common Stock or Conversion Stock requesting registration.

    7.3. REGISTRATION PROCEDURES. If and whenever the Company is required to effect or cause the registration of any Conversion Stock under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

    (a) prepare and, in any event within 120 days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Stock and, within 180 days after the date requests for registration were first given, cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 7.2 at any time prior to the effective date of the registration statement relating thereto as provided in
Section 7.2;

    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not less than 120 days

                                    Page 9                      Exhibit 4.5
and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Conversion Stock set forth in such registration statement;

    (c) furnish to each seller of such Conversion Stock such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Conversion Stock by such seller;

    (d) register or qualify such Conversion Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Conversion Stock owned by such seller;

    (e) cause such Conversion Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Conversion Stock;

    (f) immediately notify each seller of any such Conversion Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 7.3, if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within five days prepare and furnish to all sellers a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as there-after delivered to the purchasers of such Conversion Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing;

    (g) otherwise to comply with all applicable rules and regulations of the Commission, and make available to its security-holders, as soon as practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

    (h) make available for inspection by any seller of such Conversion Stock covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other

                                   Page 10                      Exhibit 4.5
agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

    The Company may require each seller of Conversion Stock as to which any registration is being effected to furnish the Company such information regarding such seller from time to time as may be required by the Securities Act.

    Each holder of Conversion Stock will be deemed to have agreed that, upon receipt of any notice from the Company of the kind described in clause (f) of this Section 7.3 such holder will forthwith discontinue disposition of Conversion Stock pursuant to the registration statement covering such Conversion Stock until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 7.3, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Conversion Stock at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the time period described in clause (b) of this Section 7.3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this Section 7.3 to and including the date when each seller of Conversion Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus described by clause (f) of this Section 7.3.

    7.4. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 7.1 or 7.2, the Company agrees to (i) indemnify and hold harmless, to the extent permitted by law, the seller of any Conversion Stock covered by such registration statement, its directors and officers and general and limited partners (and the directors and officers thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, any such director or officer or general or limited partner or any such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (aa) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (bb) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse such seller and each such director, officer, general and limited partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that

                                    Page 11                      Exhibit 4.5
any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; and PROVIDED, HOWEVER, that the Company will not be required to indemnify any person who participates as an underwriter in the offering or sale of Conversion Stock or any other person, if any, who controls such underwriter within the meaning of the Securities Act to the extent that any such loss, claim, damage or liability for which indemnification is claimed results from such underwriter's failure to send or give a copy of the final prospectus to the person asserting an untrue statement or an alleged untrue statement or omission or alleged omission at or prior to the written confirmation of such sale, if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling person and shall survive the transfer of such securities by such seller.

    (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Conversion Stock in any registration statement filed in accordance with this Section 7, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Conversion Stock or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.4(a)) the Company, any directors, officers and other controlling persons thereof, and all other prospective sellers with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

    (c) NOTICE OF CLAIMS. Promptly after the receipt of an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 7.4 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 7.4 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's judgment a conflict of interest between such indemnified and

                                    Page 12                     Exhibit 4.5
indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party, of a release from all liability in respect to such claim or litigation.

    (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 7.4 (with appropriate modifications) shall be given by the Company and each seller of Conversion Stock with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

    (e) RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Conversion Stock, make publicly available other information), and it will take such further action as any holder of Conversion Stock may reasonably request, all to the extent required from time to time to enable such holder to sell all or a portion of Conversion Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Conversion Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

    (f)  HOLDBACK AGREEMENT.

         (i) If any registration pursuant to Sections 7.1 or 7.2 shall be in connection with an underwritten public offering, each holder of Conversion Stock agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Conversion Stock, and shall not effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable for any equity security of the Company (in each case, other than a part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration, and the Company hereby also so agrees and agrees to cause each other holder of at least 10% of the aggregate number of the shares of its Common Stock to so agree.

         (ii) The Company agrees (aa) not to effect any public sale or distribution of its equity securities (other than any such sale or distribution of such securities in

                                    Page 13                     Exhibit 4.5
connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or a Subsidiary of the capital stock or substantially all of the assets of any other person or in connection with an employee stock option or other benefit plan) during the seven days prior to, and during the 90 day period beginning on, the effective date of any registration statement in which the holders of Conversion Stock are participating (except as part of such registration), and (bb) that any agreement entered into after the date of this Agreement pursuant to which the Company issued or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

    8.   RIGHT TO PURCHASE SERIES AA STOCK.

    (a) Each holder of Series AA Stock hereby agrees to sell its shares of Series AA Stock upon the terms and conditions set forth in this Section 8. Commencing on the date hereof and until 5:00 p.m. Minneapolis time on September 15, 2013, any of Pohlad Companies, James O. Pohlad, Robert C. Pohlad, William M. Pohlad or any of their Affiliates (collectively, the "Pohlads"), may elect to purchase all, but not less than all, of the shares of Series AA Stock held by the Series AA Stockholders. Written notice of such election to purchase shall be made to each Series AA Stockholder.

    (b)  The purchase price per share of Series AA Stock for purposes of this
Section 8 shall be $5,000, subject to adjustment from time to time as set forth below, plus accrued and unpaid dividends, if any (the "Purchase Price"). In case the Company shall at any time subdivide the outstanding shares of the Series AA Stock, or issue a stock dividend on its outstanding Series AA Stock (other than any dividend payable pursuant to Article SIXTH of the Company's Amended and Restated Certificate of Incorporation), the Purchase Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of the Series AA Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

    (c)  The closing of the purchase of the Series AA Stock pursuant to this
Section 8 shall be held at a mutually acceptable place on a mutually acceptable date not more than 90 days after the end of the Notice Period. At such closing, the purchaser shall pay the full Purchase Price for the outstanding shares purchased by it upon surrender of the certificate or certificates therefor, which shall be sold free and clear of all liens, claims and encumbrances.
Unless otherwise agreed by the parties, the total Purchase Price shall be payable by wire transfer of funds or by certified or cashier's check.

    9.   CERTAIN AGREEMENTS OF THE COMPANY.

    9.1. AGREEMENT TO OBTAIN CONSENT TO CERTAIN ACTIONS. For so long as Equity Beverage, Inc. holds any shares of Common Stock, the Company agrees that it will not take,

                                    Page 14                      Exhibit 4.5
nor will it permit any of its Subsidiaries to take, any of the following actions without the prior written consent of Equity Beverage, Inc.:

    (a) The acquisition or divestiture of any business, operation, or entity outside of the soft drink business. For purposes of this Section 9, "Soft Drink Business" means any business involved in the bottling or distribution of brand name soft drinks pursuant to a franchise or similar agreement providing an exclusive territory with respect to the distribution and sale of such brand name soft drinks.

    (b) Any investment in a franchise for the operation of a soft drink business in a territory which is outside of the territories covered by the franchise agreements between PepsiCo, Inc. and the Company as in effect on March 7, 1988.

    (c) Any investment in a franchise in the soft drink business which, if consummated, would obligate the Company to discontinue the distribution and sale of any product subject to a franchise agreement with PepsiCo, Inc.

    10.  MISCELLANEOUS.

    10.1. STATUS OF TRANSFEREES. By acquiring any share of Stock, any transferee of any of the parties executing this Agreement shall be deemed to be a party to this Agreement and to agree to be subject to all the terms and conditions of this Agreement as if such transferee had signed this Agreement.

    10.2. TERMINATION. Except for the provisions of Sections 2, 6, and 7, this Agreement shall terminate at such time as there shall be a Public Market for the Common Stock.

    10.3. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, postage prepaid and addressed to each party at its address for communications contained in the records of the Company or to such other address as may have been furnished to each of the other parties hereto by notice given in accordance the provisions of this Section from any party. All notices shall be deemed to have been given either at the time of delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such person, or, if mailed, at the completion of the fifth full business day following the time of such mailing thereof to such address, as the case may be. Whenever pursuant to this Agreement, notice is required to be given to any or all of the parties hereto, such requirement shall be satisfied if such notice is given, in the manner prescribed, at the addresses of such persons contained in the records of the Company as may be amended from time to time as herein provided.

    10.4. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or to deprive that party of the right thereafter to insist upon

                                    Page 15                      Exhibit 4.5
strict adherence to that term or any other term of this Agreement. Any waiver or amendment must be in writing and, if by a corporation, authorized by a resolution of the board of directors of the waiving party.

    10.5. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns of the parties hereto which are not natural persons and the respective assigns, heirs, and personal representatives of the parties hereto who are natural persons.

    10.6. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10).

    10.7. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

    10.8. HEADINGS. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    10.9. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to conflict of laws.

                                    Page 16                      Exhibit 4.5

    IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Shareholders' Agreement as of the date first above written.


                                  DELTA BEVERAGE GROUP, INC.

                                  By     /s/ Robert C. Pohlad
                                    -----------------------------------------
                                    Its   CEO
                                       --------------------------------------


                                  FIRST BANK SYSTEM, INC.

                                  By     /s/ illegible
                                    -----------------------------------------
                                    Its   EVP
                                       --------------------------------------


                                  NORWEST EQUITY CAPITAL, INC.

                                  By     /s/ illegible
                                    -----------------------------------------
                                    Its   VP
                                       --------------------------------------


                                  THE MORGAN STANLEY LEVERAGED
                                  MEZZANINE FUND, L.P.


                                  By CIGNA Funding Limited Partnership,
                                       a General Partner

                                  By CIGNA Leveraged Capital Fund, Inc.,
                                       its General Partner

                                       By  /s/ Guy C. Roberts
                                         -------------------------------------
                                          Its  Vice President
                                              --------------------------------


                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY


                                  By  /s/ Robert Jagel
                                    ------------------------------------------
                                    Its  Vice President and Managing Director
                                       ---------------------------------------


                                    Page 17                      Exhibit 4.5

                                  MASSMUTUAL CORPORATE INVESTORS

                                  By  /s/ Robert Jagel
                                    -----------------------------------------
                                    Its  Senior Vice President
                                       --------------------------------------

                                  THE NORTHWESTERN MUTUAL LIFE
                                  INSURANCE COMPANY


                                  By  /s/ illegible
                                    -----------------------------------------
                                    Its  Vice President
                                       --------------------------------------

                                  CONNECTICUT GENERAL LIFE INSURANCE
                                  COMPANY*


                                  By  /s/ Guy C. Roberts
                                    -----------------------------------------
                                    Its  Managing Director
                                       --------------------------------------

                                  CIGNA PROPERTY AND CASUALTY
                                  INSURANCE COMPANY*


                                  By  /s/ Guy C. Roberts
                                    -----------------------------------------
                                    Its  Managing Director
                                       --------------------------------------


* THIS ENTITY IS EITHER THE REGISTERED OWNER OF ONE OR MORE OF THE SECURITIES PERTAINING HERETO OR IS A BENEFICIAL OWNER OF ONE OR MORE OF SUCH SECURITIES OWNED BY AND REGISTERED IN THE NAME OF A NOMINEE FOR THAT ENTITY.


                                    Page 18                      Exhibit 4.5

                                  POHLAD COMPANIES


                                  By  /s/ Robert C. Pohlad
                                    -----------------------------------------
                                    Its
                                       --------------------------------------


                                    /s/ William M. Pohlad
                                    -----------------------------------------
                                    William M. Pohlad


                                    /s/ James O. Pohlad
                                    -----------------------------------------
                                    James O. Pohlad


                                    /s/ Robert C. Pohlad
                                    -----------------------------------------
                                     Robert C. Pohlad


                                  JACOBS INDUSTRIES, INCORPORATED


                                  By  /s/ illegible
                                    -----------------------------------------
                                    Its  CFO
                                       --------------------------------------

                                  EQUITY BEVERAGE, INC.


                                  By  /s/ Janice E. Montle
                                    -----------------------------------------
                                    Its  Vice President
                                       --------------------------------------


                                  ARBEIT & CO.


                                  By  /s/ John H. Agee
                                    -----------------------------------------
                                    Its  General Manager
                                       --------------------------------------


                                  INSURANCE COMPANY OF NORTH
                                  AMERICA*


                                  By  /s/ Guy C. Roberts
                                    -----------------------------------------
                                    Its  Managing Director
                                       --------------------------------------

                                    Page 19                      Exhibit 4.5

                                  FIRST COLONY LIFE INSURANCE
                                  COMPANY


                                  By  /s/ illegible
                                    -----------------------------------------
                                    Its  Senior Vice President
                                       --------------------------------------


* THIS ENTITY IS EITHER THE REGISTERED OWNER OF ONE OR MORE OF THE SECURITIES PERTAINING HERETO OR IS A BENEFICIAL OWNER OF ONE OR MORE OF SUCH SECURITIES OWNED BY AND REGISTERED IN THE NAME OF A NOMINEE FOR THAT ENTITY.

                                    Page 20                      Exhibit 4.5

                                      SCHEDULE I


Pohlad Companies
Jacobs Industries, Incorporated
Equity Beverage, Inc.
Arbeit & Co.
CIGNA Property and Casualty Insurance Company
ICO,Inc.
The Morgan Stanley Leveraged Mezzanine Fund, L.P.
The Morgan Stanley Senior Debt Fund, L.P.
Connecticut General Life Insurance Company
The Northwestern Mutual Life Insurance Company
Massachusetts Mutual Life Insurance Company
MassMutual Corporate Investors
Norwest Equity Capital, Inc.
First Bank System, Inc.
Insurance Company of North America
First Colony Life Insurance Company
James O. Pohlad
Robert C. Pohlad
William M. Pohlad


                                    Page 21                      Exhibit 4.5

                                     SCHEDULE II


                  Pohlad Companies Opportunities - Restricted States


Louisiana
Arkansas
Missouri
Mississippi
Alabama
Georgia
South Carolina
North Carolina
Tennessee
Kentucky
Virginia
West Virginia
District of Columbia
Maryland
Texas

                                    Page 22                      Exhibit 4.5